EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118757, 333-167298, 333-176115, 333-190110, 333-198042, 333-206278 and 333-219789) of The Cheesecake Factory Incorporated of our report dated February 28, 2018 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 4, 2019